[      ], 20[  ]

Pioneer Asset Allocation Trust
60 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Paragraph 8.4 of the Agreement and
Plan of Reorganization (the "Agreement"), dated as of [      ], 20[  ], by and
among Pioneer Asset Allocation Trust, a Delaware statutory trust (the "Trust"), on behalf of Pioneer Solutions - Balanced Fund, a series thereof (the "Acquiring Fund"), the Trust, on behalf of Pioneer Solutions - Conservative Fund, another series thereof (the "Acquired Fund"), and certain other parties. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement. References herein to Acquired Fund Shares, Acquired Fund Shareholders, Acquired Assets, Assumed Liabilities, and the Acquired Fund Tax Representation Certificate refer only to Acquired Fund Shares, Acquired Fund Shareholders, Acquired Assets, Assumed Liabilities, and the Acquired Fund Tax Representation Certificate of the Acquired Fund. References herein to Acquiring Fund Shares and the Acquiring Fund Tax Representation Certificate refer only to Acquiring Fund Shares to be issued and distributed in the Transaction (as defined below) and to the Acquiring Fund Tax Representation Certificate to be issued in connection with the Transaction, respectively.

The Agreement contemplates (1) the transfer of all of the Acquired Assets to the Acquiring Fund in exchange solely for (a) the issuance to the Acquired Fund of the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, of each class with an aggregate NAV equal to the aggregate NAV of the Acquired Fund attributable to the corresponding class (determined as set forth in paragraph 1.4 of the Agreement) of Acquired Fund Shares, and (b) the assumption by the Acquiring Trust, on behalf of the Acquiring Fund, of all the Assumed Liabilities, and (2) the distribution by the Acquired Fund of the Acquiring Fund Shares pro rata on a class-by-class basis to the Acquired Fund Shareholders in complete liquidation and dissolution of the Acquired Fund (collectively, the "Transaction").

In connection with this opinion we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Agreement, the Combined

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Pioneer Asset Allocation Trust
[        ], 20[  ]
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Information Statement of the Acquired Fund and another series of the Trust and
Prospectus for the Acquiring Fund, dated [      ], 20[  ], and related
documents (collectively, the "Transaction Documents"). In that examination, we have assumed the genuineness of all signatures, the capacity and authority of each party executing a document to so execute the document, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies (including electronic copies). We have also assumed that each agreement and other instrument reviewed by us is valid and binding on the party or parties thereto and is enforceable in accordance with its terms, and that there are no contracts, agreements, arrangements, or understandings, either written or oral, that are inconsistent with or that would materially alter the terms of the Agreement or the other Transaction Documents.

As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations of the various parties set forth in the Transaction Documents and in the Acquired Fund Tax Representation Certificate and the Acquiring Fund Tax Representation Certificate, each dated as of the date hereof (the "Certificates"). Our opinion assumes (i) that all representations set forth in the Transaction Documents and in the Certificates will be true and correct in all material respects as of the date of the Transaction (and that any such representations made "to the best knowledge of", "to the knowledge of", "in the belief of", or otherwise similarly qualified, are true and correct in all material respects without any such qualification), and (ii) that the Agreement is implemented in accordance with its terms and consistent with the representations set forth in the Transaction Documents and Certificates. Our opinion is limited solely to the provisions of the Internal Revenue Code of 1986, as amended and as presently in effect (the "Code"), existing case law, existing permanent and temporary treasury regulations promulgated under the Code, and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. We assume no obligation to update our opinion to reflect other facts or any changes in law or in the interpretation thereof that may hereafter occur.

On the basis of and subject to the foregoing, with respect to the Transaction, we are of the opinion that, for United States federal income tax purposes:

    1. The Transaction will constitute a "reorganization" within the meaning of
       Section 368(a) of the Code, and each of the Acquired Fund and the Acquiring Fund will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

    2. No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Assets to the Acquiring Fund in the Transaction solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Trust, on behalf of the Acquiring Fund, of the Assumed Liabilities, or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to the Acquired Fund Shareholders in complete liquidation of the Acquired Fund, except for (A) gain or loss that may

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Pioneer Asset Allocation Trust
[        ], 20[  ]
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       be recognized with respect to "section 1256 contracts" as defined in
       Section 1256(b) of the Code, (B) gain that may be recognized with respect to stock in a "passive foreign investment company" as defined in
       Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized (i) as a result of the closing of the Acquired Fund's taxable year or (ii) upon the transfer of an Acquired Asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code.

    3. The tax basis in the hands of the Acquiring Fund of the Acquired Assets transferred to the Acquiring Fund in the Transaction will be the same as the tax basis of such Acquired Assets in the hands of the Acquired Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer.

    4. The holding period in the hands of the Acquiring Fund of each Acquired Asset transferred to the Acquiring Fund in the Transaction, other than Acquired Assets with respect to which gain or loss is required to be recognized in the Transaction, will include the holding period of that Acquired Asset in the hands of the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an Acquired Asset).

    5. No gain or loss will be recognized by the Acquiring Fund upon its receipt of the Acquired Assets solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Trust, on behalf of the Acquiring Fund, of the Assumed Liabilities as part of the Transaction.

    6. No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of all their Acquired Fund Shares solely for Acquiring Fund Shares as part of the Transaction.

    7. The aggregate tax basis of the Acquiring Fund Shares that each Acquired Fund Shareholder receives in the Transaction will be the same as the aggregate tax basis of the Acquired Fund Shares exchanged therefor.

    8. Each Acquired Fund Shareholder's holding period for his or her Acquiring Fund Shares received in the Transaction will include the holding period for the Acquired Fund Shares exchanged therefor, provided that the Acquired Fund Shareholder held such Acquired Fund Shares as capital assets on the date of the exchange.

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Pioneer Asset Allocation Trust
[        ], 20[  ]
Page Four


This opinion is being delivered solely to you for your use in connection with the Transaction, and may not be relied upon by any other person or used for any other purpose.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

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Pioneer Asset Allocation Trust
[        ], 20[  ]
Page Five

FOR MLB INTERNAL USE ONLY

PREPARED BY:

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SIGNED BY:

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REVIEWED BY:

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